SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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                                                                                       Air T, Inc.
(Name of Registrant as specified in its charter)

(Name of person(s) filing Proxy Statement, if other than Registrant)

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AIR T, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 26, 2007

To Our Stockholders:

The annual meeting of stockholders of Air T, Inc. (the “Company”) will be held at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina on Wednesday, September 26, 2007 at 10:00 a.m. local time, for the purpose of considering and acting on the following matters:

1.	To elect nine directors to serve until their successors are duly elected and qualified;

2.	To ratify the appointment of Dixon Hughes PLLC as the independent registered public accountants of the Company for the current fiscal year; and

3.	To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only stockholders of record as of the close of business on August 1, 2007 are entitled to notice of and to vote at the annual meeting and adjournments thereof.  You may examine a list of those stockholders at our principal executive offices at 3524 Airport Road, Maiden, North Carolina 28650, during the 10-day period preceding the annual meeting.  Each share of our outstanding common stock will entitle the holder to one vote on each matter that properly comes before the annual meeting.

The accompanying proxy statement provides you with a summary of the proposals on which our stockholders will vote at the annual meeting.  We encourage you to read this entire document before voting.

Your vote is important no matter how large or small your holdings may be.  To ensure your representation at the meeting, please complete, sign, date and return your enclosed proxy card as soon as possible in the postage-paid envelope provided.  If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares, and the vote cannot be cast unless you provide instructions to your broker.  You should follow instructions provided by your broker regarding how to instruct your broker to vote your shares. If you choose to attend the annual meeting, you may revoke your proxy and personally cast your votes at the annual meeting.

The annual report of the Company also accompanies this notice.

By Order of the Board of Directors

                             /s/ John Parry
John Parry
Secretary

August 14, 2007

[Intentionally left blank.]

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                                                                                                   Air T, Inc.
3524 Airport Road
Maiden, North Carolina 28650
Telephone (704) 377-2109

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Air T, Inc. (referred to as the “Company”) in connection with the annual meeting of stockholders of the Company to be held on Wednesday, September 26, 2007 at 10:00 a.m. at 101 Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina.  The proxy is for use at the meeting if you do not attend or if you wish to vote your shares by proxy even if you do attend.  You may revoke your proxy at any time before it is exercised by

•	giving a written notice of revocation to the Secretary of the Company,

•	submitting a proxy having a later date, or

•	appearing at the meeting and requesting to vote in person.

All shares represented by valid proxies and not revoked before they are exercised will be voted as specified. If no specification is made, proxies will be voted "FOR" electing all nominees for director listed on the proxy in Item 1 and "FOR" ratifying Dixon Hughes PLLC as the Company’s independent registered public accountants for the 2008 fiscal year.  The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the annual meeting.  If, however, other matters properly come before the annual meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on any such matters.  The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the annual meeting from time to time, including if there is not a quorum on the date set for the annual meeting.

This proxy statement, the enclosed proxy card and the Company’s 2007 Annual Report to Stockholders are being first mailed to our stockholders on or about August 14, 2007.  The Annual Report does not constitute "soliciting material” and is not to be deemed "filed" with the Securities and Exchange Commission.

The Company will pay the costs of preparing this proxy statement and of soliciting proxies in the enclosed form. Our employees may solicit proxies, either personally, by letter or by telephone. Our employees will not be specifically compensated for these services.

VOTING SECURITIES

Only stockholders of record at the close of business on August 1, 2007 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof.  The number of outstanding shares entitled to vote at the stockholders meeting is 2,442,306.  The presence of a majority of the outstanding shares of the Company’s Common Stock, par value $.25 per share (the “Common Stock”), represented in person or by proxy at the meeting will constitute a quorum necessary to conduct business at the meeting.  Directors will be elected by a plurality of the votes cast.  Cumulative voting is not allowed.  Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors.  The ratification of independent auditors and any other business coming before the meeting, requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote.  On such matters, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on votes on these matters.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of shares of Common Stock (determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of the Company as of June 1, 2007 by each person that beneficially owns five percent or more of the shares of Common Stock.  Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership as of June 1, 2007		Percent Of Class
Common Stock, par value $.25 per share	Walter Clark	142,422	(1)	5.8%
_____________________________

(1)	Includes 76,500 shares controlled by Mr. Clark as one of the executors of the estate of David Clark.

PROPOSAL 1 -- ELECTION OF DIRECTORS

Under the Company’s Certificate of Incorporation and bylaws, directors are elected at each annual meeting and hold office until their respective successors are elected and have qualified.  The number of directors constituting the Board of Directors has been set at nine by a resolution adopted by the Board of Directors pursuant to the Company’s Bylaws.  Accordingly, up to nine directors may be elected at the annual meeting.  All of the incumbent directors were elected by the stockholders at the last annual meeting.

The following sets forth certain information with respect to the individuals who have been nominated by the Board of Directors, upon recommendation of its Nominating Committee, for election to the Board of Directors at the annual meeting.  Each of the following, other than John Parry, is currently a director of the Company.  Mr. Parry was appointed as the Company’s Chief Financial Officer in November 2006.  Mr. Parry’s employment agreement requires that he be considered by the Nominating Committee of the Board of Directors for nomination for election as a director at the Company’s 2007 annual meeting of stockholders and at subsequent annual meetings of stockholders for so long as he continues to serve as the Company’s Chief Financial Officer.  John J. Gioffre, a current director who retired as the Company’s Chief Financial Officer in November 2006, has not been nominated for re-election as a director.

The Board of Directors recommends a vote “FOR” all of the nominees listed below for election as directors (Item 1 on the enclosed proxy card).

Walter Clark, age 50, has served as Chairman of the Board of Directors of the Company and Chief Executive Officer since April 1997.  Mr. Clark also serves as a director of MAC and CSA and as the Chief Executive Officer of MAC, Executive Vice President of Global, President of CSA and Executive Vice President of MACAS.  Mr. Clark was elected a director of the Company in April 1996.  Mr. Clark was self-employed in the real estate development business from 1985 until April 1997.

John Parry, age 50, has served as Vice President-Finance and Chief Financial Officer of the Company since November 2006.  Mr. Parry also serves as Vice-President, Secretary/Treasurer and a director of MAC and CSA, Chief Financial Officer of MAC and Global and as Vice President-Finance, Treasurer and Secretary of Global and MACAS.  Mr. Parry is a Certified Public Accountant and most recently served for five years as Chief Financial Officer for Empire Airlines, Inc., a privately held FedEx feeder airline.

William H. Simpson, age 60, has served as Executive Vice President of the Company since June 1990, as Vice President from June 1983 to June 1990, and as a director of the Company since June 20, 1985.  Mr. Simpson is also the President and a director of MAC, the Chief Executive Officer and a director of CSA and Executive Vice President of Global.

Claude S. Abernethy, Jr., age 80, was first elected as director of the Company in June 1990.  For the past six years, Mr. Abernethy has served as a Senior Vice President of Wachovia Securities, a securities brokerage and investment banking firm, and its predecessor.  Mr. Abernethy is also a director of Carolina Mills, Inc.

Sam Chesnutt, age 73, was first elected a director of the Company in August 1994.  Mr. Chesnutt serves as President of Sam Chesnutt and Associates, an agribusiness consulting firm.  From November 1988 to December 1994, Mr. Chesnutt served as Executive Vice President of AgriGeneral Company, L.P., an agribusiness firm.

Allison T. Clark, age 51, has served as a director of the Company since May 1997.  Mr. Clark has been self-employed in the real estate development business since 1987.

George C. Prill, age 84, has served as a director of the Company since June 1982, as Chief Executive Officer and Chairman of the Board of Directors from August 1982 until June 1983, and as President from August 1982 until spring 1984.  Mr. Prill has served as an Editorial Director for General Publications, Inc., a publisher of magazines devoted to the air transportation industry, from November 1992 until 2001 and was retired from 1990 until that time.  From 1979 to 1990, Mr. Prill served as President of George C. Prill & Associates, Inc., of Charlottesville, Virginia, which performed consulting services for the aerospace and airline industry.  Mr. Prill has served as President of Lockheed International Company, as Assistant Administrator of the FAA, as a Senior Vice President of the National Aeronautic Association and Chairman of the Aerospace Industry Trade Advisory Committee.

Dennis A. Wicker, age 54, has served as a director of the Company since October 2004.  Mr. Wicker is a member of the law firm Helms, Mullis & Wicker PLLC, which he joined in 2001 following eight years of service as Lieutenant Governor of the State of North Carolina.  Mr. Wicker is a member of the boards of directors of Coca-Cola Bottling Co. Consolidated and First Bancorp.

J. Bradley Wilson, age 54, has served as a director of the Company since September 2005.  Mr. Wilson serves as Executive Vice President, Chief Administrative Officer and Corporate Secretary of Blue Cross and Blue Shield of North Carolina, a health benefits company.  He joined Blue Cross and Blue Shield of North Carolina in December 1995 and served as Senior Vice President and General Counsel until his appointment as Executive Vice President and Chief Administrative Officer in February 2005.  Prior to joining Blue Cross and Blue Shield of North Carolina, Mr. Wilson served as General Counsel to Governor James B. Hunt, Jr. of North Carolina and in private practice as an attorney in Lenoir, North Carolina.  Mr. Wilson also serves as Chairman of the Board of Directors of the North Carolina Railroad Company and as Chairman of the Board of Governors of the University of North Carolina.

Allison Clark and Walter Clark are brothers.

Director Compensation

During the fiscal year ended March 31, 2007, each director received a director’s fee of $1,000 per month and an attendance fee of $500 is paid to outside directors for each meeting of the board of directors or a committee thereof.  Commencing April 1, 2006, members of the Audit Committee received, in lieu of the $500 meeting fee, a monthly fee of $500, while the Chairman of the Audit Committee received a monthly fee of $700.  Pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”) each director who is not an employee of the Company received an option to purchase 2,500 shares of Common Stock at an exercise price of $10.15 per share (the closing bid price per share on the date of stockholder approval of the Plan.)  The Plan provides for a similar option award to any director first elected to the board after the date the stockholders approved the Plan.  Such options vest one year after the date they were granted and expire ten years after the date they were granted.  The following table sets forth the compensation paid to each of the Company’s non-employee directors in the fiscal year ended March 31, 2007.

Name	Fees Earned or Paid in Cash	Total
Claude S. Abernethy, Jr.	$23,400	$23,400
Sam Chesnutt	21,000	21,000
Allison T. Clark	15,000	15,000
George C. Prill	21,000	21,000
Dennis A. Wicker	14,500	14,500
J. Bradley Wilson	15,000	15,000

Committees

The Board of Directors has four standing committees:  the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee.  The Audit Committee consists of Messrs. Abernethy, Chesnutt and Prill, with Mr. Abernethy serving as chairman.  The Audit Committee met six times during the fiscal year.  On May 18, 2000, the Board of Directors adopted a charter for the Audit Committee.  The Charter was re-approved by the Board of Directors on June 20, 2002 and July 29, 2003 and was revised and approved on August 3, 2004 and subsequently re-approved on July 29, 2005.  A copy of the current Charter is included with this Proxy Statement as Annex A and additional copies will be provided to stockholders upon written request to the Secretary of the Company.  The principal functions of the Audit Committee, included in the charter, are to select and retain the firm of independent auditors to serve the Company each fiscal year, to review and approve the scope, fees and results of the audit performed by the independent auditors, to review the adequacy of the Company’s system of internal accounting controls and the scope and results of internal auditing procedures, to review and periodically discuss with the independent auditor all significant relationships that may affect the auditor’s independence, to meet at least quarterly to review the Company’s financial results with management and the independent auditors prior to the release of quarterly financial information, to prepare and issue to the Board of Directors annually a summary report suitable for submission to the stockholders and to establish procedures for the receipt, retention and treatment of complaints regarding accounting internal controls and auditing matters, including confidential, anonymous submissions by employees.  A copy of the Audit Committee’s report for the fiscal year ended March 31, 2007 is included in this Proxy Statement.  The Company has certified to NASDAQ the Company’s compliance with NASDAQ’s audit committee charter requirements and compliance with the audit committee structure and composition requirements.

The Compensation Committee consists of Messrs. Abernethy, Chesnutt and Prill, with Mr. Chesnutt serving as chairman.  The functions of the Compensation Committee include establishing policies for the compensation of the Company’s executive officers and determining the types and amounts of remuneration to be paid to the Company’s executive officers.  The Compensation Committee met four times during the fiscal year.

The Nominating Committee consists of Messrs. Abernethy, Chesnutt and Wicker, with Mr. Wicker serving as chairman.  The Nominating Committee is responsible for evaluating potential nominees for election as directors and recommending nominees to the Board of Directors, as well as recommending the functions and the membership of the committees of the Board of Directors and leading the Board of Directors in an annual self-evaluation.  A copy of the charter of the Nominating Committee is attached as Annex B to this Proxy Statement and additional copies will be provided to stockholders upon written request to the Secretary of the Company.  The charter of the Nominating Committee is not available on the Company’s website.  The Nominating Committee did not meet during the fiscal year.

The Executive Committee consists of Messrs. Walter Clark, Abernethy, Chesnutt and Prill, with Mr. Clark serving as chairman.  The Executive Committee is authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors to the extent permitted by Delaware law and not otherwise specifically delegated to another committee.  The Executive Committee did not meet during the fiscal year.

Director Independence

The Board of Directors has determined that none of the nominees for election to the Board of Directors other than Messrs. Walter Clark, Parry and Simpson (all members of management) and Mr. Allison Clark (who is Mr. Walter Clark’s brother) has any relationship that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these individuals is “independent” within the meaning of rules of the Nasdaq Capital Market.  All of the members of the Company’s Audit Committee, Compensation Committee and Nominating Committee are independent directors under these standards.  In addition, the Board of Directors has determined that the members of the Audit Committee meet the heightened standards of independence applicable to members of an audit committee.

Attendance of Meetings

During the fiscal year ended March 31, 2007, the Board of Directors met six times.  Each of the directors attended at least 75% of all of the meetings of the Board of Directors and committees thereof on which such director served during such period.  The Company does not have a policy with respect to attendance of members of the Board of Directors at the annual meeting of stockholders.  Historically, few, if any, stockholders have attended the Company’s annual meeting of stockholders other than stockholders who are also officers of the Company.  At the annual meeting of stockholders held in 2006, two members of the Board of Directors, who are also officers of the Company, attended the annual meeting of stockholders.

Director Qualifications and Nominations

The Nominating Committee has adopted a policy that candidates nominated for election or re−election to the Board of Directors generally should meet the following qualifications:

•	candidates should possess broad training and experience at the policy−making level in business, government, education, technology or philanthropy;

•
candidates should possess expertise that is useful to the Company and complementary to the background and experience of other members of the Board of Directors, so that an optimum balance in Board membership can be achieved and maintained;

•	candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision−making;

•	candidates should be willing to devote the required amount of time to the work of the Board of Directors and one or more of its committees;

•	candidates should be willing to serve on the Board of Directors over a period of several years to allow for the development of sound knowledge of the Company and its principal operations; and

•	candidates should be without any significant conflict of interest or legal impediment with regard to service on the Board of Directors.

When a vacancy exists on the Board of Directors, the Nominating Committee seeks out appropriate candidates, principally by canvassing current directors for suggestions.  The Nominating Committee evaluates candidates on the basis of the above qualifications and other criteria that may vary from time to time.  The Nominating Committee does not have a formal policy on the consideration of director candidates recommended by stockholders.  The Board of Directors believes that such a formal policy is unnecessary and that the issue is more appropriately dealt with on a case−by−case basis.

Under the Company’s bylaws, nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders only if the stockholder complies with the advance notice provisions of the bylaws.  These advance notice provisions are discussed elsewhere in this Proxy Statement under the caption “Stockholder Proposals and Nominations for 2007 Meeting.”

Director and Executive Officer Stock Ownership

The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company by each director of the Company and by all directors, nominees and executive officers of the Company as a group as of June 1, 2007.  Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
		Shares and Percent of Common Stock Beneficially Owned as of June 1, 2007
Name	Position with Company	No. of Shares		Percent
Walter Clark	Chairman of the Board of Directors and Chief Executive Officer	142,422	(1)	5.8%
John Parry	Vice President-Finance, Chief Financial Officer, Secretary and Treasurer	-		-
William H. Simpson	Executive Vice President, Director	2,004		*
Claude S. Abernethy, Jr.	Director	2,500	(2)	*
Sam Chesnutt	Director	2,500	(2)	*
Allison T. Clark	Director	2,500	(2)	*
John J. Gioffre	Director	7,000		*
George C. Prill	Director	3,500	(2)	*
Dennis A. Wicker	Director	3,500	(2)	*
J. Bradley Wilson	Director	2,500	(2)	*
All directors, nominees and executive officers as a group (10 persons)	N/A	168,426	(3)	6.8%
________________________

*           Less than one percent.
(1)	Includes 76,500 shares controlled by Mr. Clark as one of the executors of the estate of David Clark.
(2)
Includes shares which the following non-employee directors have the right to acquire within sixty (60) days through the exercise of stock options issued by the Company: Mr. Abernethy, 2,500 shares; Mr. Chesnutt, 2,500 shares; Mr. Allison Clark, 2,500 shares; Mr. Prill, 3,500 shares; Mr. Wicker, 3,500 shares; and Mr. Wilson, 2,500 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on review of the copies of reports under Section 16(a) of the Securities Exchange Act of 1934 that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2007 all executive officers, directors and greater than ten-percent beneficial owners have complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Introduction

The executive officer compensation information in this year’s Proxy Statement is presented in a completely new format this year.  The new format is required by revised executive compensation disclosure rules adopted by the Securities and Exchange Commission (“SEC”) in August 2006.  The new format includes a Compensation Discussion and Analysis or “CD&A” section that explains the Company’s executive officer compensation policy, the material elements of the compensation paid to the Company’s executive officers under the policy and how the Company determined the amount paid.

Several disclosure tables follow the CD&A. The first table, the Summary Compensation Table, provides a summary of the total compensation earned by the Company’s principal executive officer, individuals serving as principal financial officer during the course of the fiscal year and the other executive officers of the Company. The tables following the Summary Compensation Table provide additional information about the elements of compensation presented in the Summary Compensation Table.  Most of the tables include explanatory footnotes to help stockholders understand the information shown in the tables.  This year, as the Company transitions to the new compensation disclosure format, the Summary Compensation Table includes information only for fiscal 2007.  The Summary Compensation Table for fiscal 2008 will include information for 2008 and 2007.  The Summary Compensation Table for each year thereafter will include information for three years.

The Role of the Compensation Committee

The Compensation Committee of the Board of Directors reviews and administers the Company’s compensation policies and practices for the Chief Executive Officer and all other executive officers of the Company. The Compensation Committee currently has three members, all of whom are independent, non-employee directors.

Compensation Discussion and Analysis

Compensation Philosophy

The objectives of the Company’s compensation plan for its executive officers is to provide compensation in amounts and in forms that are sufficient to attract and retain management personnel capable of effectively managing the Company’s businesses and to offer both short-term and long-term performance-based compensation to provide incentives for superior performance.  To achieve these objectives, the compensation paid to executives under the policy has a significant performance-based element, which is based on annual incentive plan compensation and periodic option awards that reflect the actual performance of the Company.  The material elements of the total compensation paid to executives under the Company’s policy are:

•	base salary,

•	annual cash incentive plan,

•	periodic option awards, and

•	retirement, health and welfare and other benefits.

Certain aspects of the compensation paid to executive officers are set forth in long-term employment agreements.  These agreements, which are described more fully below, establish a minimum base salary and provide for annual cash incentive compensation.  The agreements entered into in the mid-1990’s also provided for death benefits and retirement benefits.  Agreements with executive officers entered into after that date do not include those benefits.  The Compensation Committee intends for the compensation earned by executive officers to be commensurate with performance.

Base Salaries

Base salaries provide a baseline level of compensation to executive officers.  Base salaries are not linked to the performance of the Company, because they are intended to compensate executives for carrying out the day-to-day duties and responsibilities of their positions.

The Compensation Committee periodically reviews base salary levels and adjusts base salaries as deemed necessary, but not necessarily annually.  During the review and adjustment process, the Compensation Committee considers:

•	individual performance;

•	recommendations of the Chief Executive Officer with respect to the base salaries of other executive officers;

•	the duties and responsibilities of each executive officer position;

•	their current compensation level;

•	the relationship of executive officer pay to the base salaries of senior officers and other employees of the Company; and

•	whether the base salary levels are competitive.

The Committee did not adjust the base salaries of any of the executive officers during fiscal 2007.

Mr. Gioffre received non-incentive plan bonus compensation in fiscal 2007 in connection with his willingness to defer his planned retirement as the Company engaged in a search for his successor.  His amended and restated employment agreement, entered into as of December 29, 2005, provided for a transition bonus of $37,763 in the event he continued to make himself available as an employee through the filing of the Company’s fiscal 2006 Form 10-K.  In light of Mr. Gioffre’s willingness to continue as Chief Financial Officer through the filing of Form 10-Q reports for two additional quarters and to remain as an employee for several months thereafter to ease the transition to his successor, the Company awarded him an additional transition bonus of $67,762, for a total of $105,525

Incentive Plans

The executive officers earn additional annual compensation based on a percentage of the Company’s earnings before income taxes and extraordinary items.  This element of compensation provides an incentive with respect to the Company’s short-term performance.  Each executive officer has an employment agreement, which stipulates the percentage to be used.  The agreements in place for fiscal 2007 provided that Mr. Clark, Mr. Simpson and Mr. Gioffre would receive annual incentive compensation equal to 2% of the Company’s fiscal 2007 consolidated net earnings before income taxes, while Mr. Parry would receive annual incentive compensation of 1-1/2%.  The agreements for Mr. Gioffre and Mr. Parry provide for a pro rata share based upon their period of service with the Company in fiscal 2007.

Option Awards

The Compensation Committee makes periodic option awards, which provide incentive compensation linked to the Company’s long-term performance and align the interests of management with the stockholder’s interests.  In August and December 2006, the Committee awarded stock options to the named executives in the amounts shown in the Summary Compensation Table and the Grants of Plan-Based Awards Table that follows this CD&A.  The Committee awarded options to encourage the named executives to increase shareholder value over the term of the options.

In determining the amount of options awarded in fiscal 2007 to executive officers, the Compensation Committee considered and adopted the recommendations of the Chief Executive Officer, including his recommendation as to the number of options to be awarded to himself.  These recommendations were developed at the request of the Compensation Committee with instructions to allocate close to the full number of options authorized under the Company’s 2005 Equity Incentive Plan, which had been approved by the Company’s stockholders in September 2005.  Prior to the awards made in fiscal 2007, no awards had been made under the 2005 Equity Incentive Plan.  The Company’s fiscal 2007 practice of awarding at one time nearly all of the options authorized under a stockholder approved plan was consistent with the Company’s prior practice.  The Compensation Committee instructed that sufficient options be withheld from the awards made in August 2006 to permit an appropriate award to be made to the successor to Mr. Gioffre, who was retiring as Chief Financial Officer.  Options were awarded to Mr. Parry in December 2006 after he had joined the Company and been appointed as its Chief Financial Officer.

The numbers of options awarded to executive officers and other employees were based on a tiered schedule with greater awards corresponding to greater levels of responsibility.  In approving the award levels, the Compensation Committee did not consider the level of prior option awards, as all prior awards had expired.  Also, because the most recent option awards to executive officers had been made in 1999 and all of those options had been exercised no later than 2004, the Compensation Committee did not consider gains from prior awards in making option awards in fiscal 2007.

In fiscal 2007, the Compensation Committee scheduled its meetings to consider and make option awards for dates following the Company’s announcement of quarterly earnings and the filing the Company’s respective Form 10-Q reports.  Accordingly, the Compensation Committee met and made option awards in fiscal 2007 at times at which the Company’s insider trading policy would permit officers and directors to effect transactions in the Company’s common stock.  The 2005 Equity Incentive Plan provides that the exercise price of all options awarded under the plan may be no less than the fair market value of the Company’s common stock on the date of grant, which is defined in the plan to mean the closing bid price per share of the Company’s common stock on the Nasdaq Capital Market on that date.  The options awarded on August 15 and December 6, 2006 had an exercise price per share equal to the per share closing market price of the Company’s common stock on the Nasdaq Capital Market on the date of the award, which closing market price was slightly higher than the closing bid price on that date.  Options awarded on August 17, 2006 had an exercise price per share equal to the closing bid price on the date those options were granted.

Retirement and Other Benefits

The Company sponsors the Air T, Inc. 401(k) Plan (the “Plan”), a tax-qualified Code Section 401(k) retirement savings plan, for the benefit of substantially all of its employees, including its executive officers. The Plan encourages saving for retirement by enabling participants to make contributions on a pre-tax basis and to defer taxation on earnings on funds contributed to the Plan.   The Company makes matching contributions to the Plan.

As part of his employment agreement, Mr. Simpson is entitled to receive specified benefits upon termination of his employment due to his retirement, disability or death.  The Company has purchased life insurance policies for which the Company is the sole beneficiary to facilitate the funding of benefits under these provisions of his employment agreement.  The terms of this agreement are discussed in detail in “Executive Officer Employment Agreements” below.

Similar provisions existed under Mr. Gioffre’s 1996 employment agreement prior to that agreement being amended in December 2005.  In connection with that amendment and the termination of those provisions, the Company paid Mr. Gioffre a lump sum amount in settlement of any retirement payment obligations under the 1996 agreement.  No retirement payment obligations are included in the employment agreements for the other executive officers.

The executive officers also participate in group health, life and other welfare benefit plans on the same terms and conditions that apply to other employees.  Each of the executive officers who also serves as a director receives $6,000 in annual directors’ fees.  In fiscal 2007, Mr. Clark did use the Company aircraft for personal use, as permitted in his employment agreement and all executive officers received an automobile allowance as well as reimbursement of automobile expenses for their primary personal vehicle.  In fiscal 2007, Mr. Parry was paid a temporary housing allowance in connection with his relocation to North Carolina and was paid a supplemental amount in lieu of directors’ fees.   The executive officers do not receive better insurance programs, vacation schedules or holidays or have access to other perquisites such as company cars, lodging, executive dining rooms or executive parking places.

The Company does not maintain any non-qualified deferred compensation plans that would allow executives to elect to defer receipt (and taxation) of their base salaries, bonuses, annual incentive plan payments or other compensation.

Post Termination Employment Benefits

The Company has entered into employment agreements with the named executive officers that provide severance and other benefits following their resignation, termination, retirement, death or disability from the Company, as follows.

On July 8, 2005, the Company entered into an employment agreement with Walter Clark to provide for his continued employment as the Company’s Chief Executive Officer.  The agreement provides that the Company may terminate Mr. Clark’s employment at any time and for any reason.  However, if the Company terminates Mr. Clark’s employment other than for “disability” or “cause,” both as defined in the agreement, the Company is obligated to continue to pay Mr. Clark his then-current base salary for a period of two and one-half years, or at its election the Company can pay this amount in one lump-sum payment at the net present value of those payments, calculated by assuming an 8% discount rate.  In addition, during that two and one-half year period the Company must continue to provide to Mr. Clark all health and welfare benefits as existed on the date of termination of Mr. Clark’s employment or, in the event that continuation of health benefits are not permitted under the Company’s health insurance policies, to pay for COBRA health insurance coverage.  Mr. Clark is entitled to terminate his employment under the agreement at any time and for any reason.  However, following a “change in control” of the Company, as defined in the agreement, if Mr. Clark terminates his employment for “good reason,” which is defined in the agreement and includes a substantial reduction in responsibilities, relocation, increased travel requirements and adverse changes in annual or long-term incentive compensation plans, he is entitled to receive the same base salary payments and continued health and welfare benefits as described above.  The agreement provides that these base salary payments and continued health and welfare benefits are Mr. Clark’s sole remedy in connection with a termination of his employment.

Mr. Simpson’s employment agreement provides that if the Company terminates his employment other than for “cause” (as defined in the agreement), he will be entitled to receive a lump sum cash payment equal to the amount of base salary payable for the remaining term of the agreement (at the then current rate) plus one-half of the maximum incentive bonus compensation that would be payable if he continued his employment through the date of the expiration of the agreement (assuming for such purposes that the amount of incentive bonus compensation would be the same in the remaining period under the agreement as was paid for the most recent year prior to termination of employment).  The agreement further provides that if any payment on termination of employment would not be deductible by the Company under Section 280G(b)(2) of the Internal Revenue Code, the amount of such payment would be reduced to the largest amount that would be fully deductible by the Company.  Mr. Simpson’s employment agreement automatically renews for a one-year term each March 31 unless he or the Company’s Board of Directors gives notice of termination by December 1 of the prior year.

Effective October 6, 2006, the Company entered into an employment agreement with John Parry.  The employment agreement provides that if the Company terminates Mr. Parry’s employment other than for “cause” (as defined in the agreement), Mr. Parry is entitled to receive his base salary for a period of twelve months and a pro-rated incentive bonus for that fiscal year.

Compensation Committee Report

The Compensation Committee of Air T, Inc. has reviewed and discussed with management the Compensation Discussion and Analysis immediately preceding this report.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and in its proxy statement for its 2007 annual meeting of stockholders.

June 13, 2007

COMPENSATION COMMITTEE

Sam Chesnutt, Chair
Claude S. Abernethy, Jr.
George C. Prill

Executive Officer Employment Agreements

Walter Clark

On July 8, 2005, the Company entered into an employment agreement with Walter Clark to provide for his continued employment as the Company’s Chief Executive Officer.  The agreement has an initial term of two years and renews for successive additional one-year periods on each anniversary of the date of the agreement unless either the Company or Mr. Clark gives notice of non-renewal within 90 days prior to that anniversary date.  The agreement provides for an annual base salary of $200,000, subject to increases as subsequently determined by the Company’s Board of Directors or its Compensation Committee.  In addition, the agreement provides for annual bonus compensation equal to 2% of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K.  Under the agreement, Mr. Clark is entitled to participate in the Company’s general employee benefit plans, to receive four weeks of vacation per year and to use corporate passenger aircraft for personal use, with the requirement that he reimburse the Company for its costs in connection with his personal use of the aircraft to the extent those costs exceed $50,000 in any fiscal year.

John J. Gioffre

On December 29, 2005, the Company entered into an amended and restated employment agreement with Mr. Gioffre which amended and restated his then existing employment agreement dated January 1, 1996.  The amended employment agreement was entered into to establish the terms and conditions for Mr. Gioffre’s continued employment pending his planned retirement.  In connection with the execution of the amended employment agreement, the Company paid to Mr. Gioffre a $692,959 lump-sum retirement payment he would have been entitled to receive under his prior employment agreement had he retired on September 1, 2005, plus interest from that date at a rate equal to the Company’s cost of funds.  The amended employment agreement terminated the Company’s obligations to pay any further retirement or death benefits to Mr. Gioffre.  The amended employment agreement provided that Mr. Gioffre was to be employed until June 30, 2006 at an annual salary of $134,550 and with incentive compensation equal to 2.0% of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K.  The amended employment agreement also provided that Mr. Gioffre would receive a $37,763 transition bonus for continuing his employment with the Company through the preparation of the Company’s Form 10K for the 2006 fiscal year.  Mr. Gioffre’s employment continued past June 30, 2006, as the Company continued its search for his successor.  Under the agreement, Mr. Gioffre was entitled to participate in the Company’s general employee benefit plans, to receive three weeks of vacation per year and to receive an annual automobile allowance of $4,800, payable monthly.

Following June 30, 2006, the Company continued to pay Mr. Gioffre annual and incentive compensation consistent with the terms of the amended employment agreement.  In light of Mr. Gioffre’s willingness to continue as Chief Financial Officer through the filing of Form 10-Q reports for two additional quarters and to remain as an employee for several months thereafter to ease the transition to his successor, the Company awarded him an additional transition bonus of $67,763, for a total of $105,525.  Mr. Gioffre’s employment agreement terminated in connection with his retirement on December 31, 2006.

William H. Simpson, Jr.

Effective January 1, 1996, the Company entered into an employment agreement with William H. Simpson, an Executive Vice President of the Company.  In the absence of any notice from one party to the other to terminate automatic extensions of the term of the agreement, the agreement is automatically extended each December 1 so that upon each automatic extension the remaining term of the agreement is three years and four months.  The agreement provided for an initial annual base salary of $165,537, which was subsequently increased and is subject to further increases as determined by the Compensation Committee.  In addition, the agreement provides for annual bonus compensation equal to 2% of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K.  Under the agreement, Mr. Simpson is entitled to participate in the Company’s general employee benefit plans, to receive four weeks of vacation per year and to receive an annual automobile allowance of $4,800.

The agreement provides that upon the Mr. Simpson’s retirement, he will be entitled to receive an annual benefit equal to $75,000, reduced by three percent for each full year that his retirement precedes the date he reaches age 65.  The retirement benefits under this agreement are to be paid, at Mr. Simpson’s election in the form of a single life annuity or a joint and survivor annuity or a life annuity with a ten-year period certain.  In the alternative, Mr. Simpson may elect to receive the entire retirement benefit in a lump sum payment equal to the then present value of the benefit based on standard insurance annuity mortality tables and an interest rate equal to the 90-day average of the yield on ten-year U.S. Treasury Notes.

Retirement benefits are to be paid commencing on his 65th birthday, provided that Mr. Simpson may elect to receive benefits earlier on the later of his 62nd birthday or the date on which his employment terminates, in which case benefits will be reduced as described above, provided that notice of his termination of employment is given at least one year prior to the termination of employment.  Any retirement benefits due under the employment agreement are to be offset by any other retirement benefits that Mr. Simpson receives under any other plan maintained by the Company.  In the event Mr. Simpson becomes totally disabled prior to retirement, he will be entitled to receive retirement benefits calculated as described above.

In the event of Mr. Simpson’s death before retirement, the agreement provides that the Company will be required to pay an annual death benefit to his estate equal to the single life annuity benefit such he would have received if he had terminated employment on the later of his 65th birthday or the date of his death, payable over ten years; with the amount reduced by five percent for each year his death occurs prior to age 65.

John Parry

Effective October 6, 2006, the Company entered into an employment agreement with John Parry which has a three-year term.  The agreement provides for an annual base salary of $125,000, subject to periodic review and increases as subsequently determined by the Company.  In addition, the agreement provides for annual bonus compensation equal to 1.5% of the Company’s consolidated earnings before income taxes as reported by the Company in its Annual Report on Form 10-K.  Under the agreement, Mr. Parry is entitled to participate in the Company’s general employee benefit plans, to receive four weeks of vacation per year and to receive a monthly automobile allowance of $400 plus reimbursement for fuel, repair expense and insurance for his primary automobile upon presentation of documentation in accordance with the Company’s expense reimbursement policies.

Severance and Change-in-control Provisions

The severance and change-in-control provisions of these employment agreements are discussed in “Compensation Discussion and Analysis,” above.

Executive Officer Compensation Disclosure Tables
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)	Total ($)

Walter Clark	2007	$206,000	$ -	$51,013	$ 88,399	$ -	$ 25,490 (6)	$ 370,902
President and Chief Executive Officer

John J. Gioffre (10)	2007	113,838	105,525	25,836	66,299	-	12,650 (7)	324,148
Former Vice President- Finance and Chief Financial Officer (Former(Principal Financial Officer)

John Parry (11)	2007	52,985	-	10,321	33,150	-	19,888 (8)	116,344
Vice President-Finance and Chief Financial Officer(Principal Financial Officer)

William H. Simpson	2007	206,000	-	30,608	88,399	(27,548)	18,594 (9)	316,053
Executive Vice President
_______________________

(1)	Includes annual director fees in 2007 of $6,000 for each for Mr. Clark and Mr. Simpson and $7,500 for Mr. Gioffre.

(2)
Mr. Gioffre’s bonus in 2007 includes $37,763 pursuant to his amended employment agreement, subject to staying on with the Company past his intended retirement date.  Also includes $67,762 paid to Mr. Gioffre based upon verbal agreements, to stay additional periods beyond his intended retirement date.

(3)
The estimated value of the stock options has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC and is consistent with the assumptions we used for Statement of Financial Accounting Standards 123(R) reporting during fiscal 2007 and do not reflect risk of forfeiture or restrictions on transferability. The estimated value has been determined by application of the Black-Scholes option-pricing model, based upon the terms of the option grants and our stock price performance history as of the date of the grant. See Note 8 to the Consolidated Financial Statements in Item 8 for a complete description of the option plan and the key assumptions used to determine estimated value of the stock options.

(4)
Pursuant to their employment agreements, Mr. Clark, Mr. Gioffre and Mr. Simpson are entitled to receive incentive compensation equal to two percent (2%) of the earnings before income taxes or extraordinary items reported each year by the Company in its Annual Report on Form 10-K. Mr. Parry is entitled to receive incentive compensation equal to one and one-half percent (1.5%) of the earnings before income taxes or extraordinary items.  These amounts are prorated for Messrs. Gioffre and Parry for partial years of employment in fiscal 2007.

(5)	Represents the aggregate change in the actuarial present value of Mr. Simpson’s accumulated benefit under the retirement provisions of his employment agreement.

(6)
Includes $3,506 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $15,802 for personal use of corporate airplane, $4,800 for auto allowance and $1,382 for personal auto expenses.

(7)	Includes $4,384 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $3,600 for auto allowance and $4,666 for personal auto expenses.

(8)	Includes $2,000 for auto allowance, $2,690 for personal auto expenses, $5,500 temporary housing allowance, $2,750 for supplemental pay in lieu of directors’ fees and $6,948 for relocation expenses.

(9)	Includes $6,000 for Company matching contributions under the Air T, Inc. 401(k) Retirement Plan, $4,800 for auto allowance, $4,794 for personal auto expenses and $3,000 for country club dues.

(10)
Mr. Gioffre stepped down from the position of Chief Financial Officer on November 14, 2006 and retired from the Company on December 31, 2006.  Mr. Gioffre remains a Director of the Company as of March 31, 2007.

(11)	Mr. Parry was hired by Company effective October 15, 2006 and was appointed Chief Financial Officer on November 14, 2006.

GRANTS OF PLAN-BASED AWARDS TABLE IN FISCAL 2007

Name	Grant Date (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Option Awards	Closing Market Price on Date of Grant (3)

Walter Clark	8/15/06	50,000	$8.29	$245,000	$8.29
John J. Gioffre	8/17/06	6,000	8.52	25,860	8.66
John Parry	12/06/06	15,000	9.30	82,500	9.30
WilliamH.Simpson	8/15/06	30,000	8.29	147,000	8.29
_______________

(1)      All stock option awards were made under the Air T, Inc. 2005 Equity Incentive Plan.

(2)
With the exception of the options granted to Mr. Gioffre, the options become vested and exercisable in three equal annual installments beginning with the date of grant, or if earlier, upon a change of control of the Company or the date the employee terminates employment due to death, disability or retirement, the options expire ten years following the date of grant or, if earlier, one year from the date the executive officer terminates employment due to death, disability or retirement.  The options granted to Mr. Gioffre become vested and exercisable one year from date of grant and expire five years from date of retirement.

(3)
The 2005 Equity Incentive Plan provides that the exercise price of all options awarded under the plan may be no less than the fair market value of the Company’s common stock on the date of grant, which is defined in the plan to mean the closing bid price per share of the Company’s common stock on the Nasdaq Capital Market on that date.  The options awarded on August 15, 2006 and December 6, 2006 had an exercise price per share equal to the per share closing market price of the Company’s common stock on the Nasdaq Capital Market on the date of the award, which closing market price was slightly higher than the closing bid price on that date.  Options awarded on August 17 2006 had an exercise price per share equal to the closing bid price on the respective date those options were granted.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE
__________________
	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

Walter Clark	-	50,000	(2)	$8.29	08/15/16
John J. Gioffre	-	6,000	(3)	8.52	08/17/11
John Parry	-	15,000	(4)	9.30	12/06/16
William H. Simpson	-	30,000	(2)	8.29	08/15/16

(1)
All option awards were made under the Company’s 2005 Equity Incentive Plan.  Under the terms of the plan, option awards were made without any corresponding transfer of consideration from the recipients.

(2)	Stock options vest at the rate of 33-1/3% per year with vesting dates of 08/15/07, 08/15/08 and 08/15/09.

(3)	Stock options vest on 8/17/07.

(4)	Stock options vest at the rate of 33-1/3% per year with vesting dates of 12/06/07, 12/06/08 and 12/06/09.

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments during Last fiscal Year ($)
William H. Simpson	Employment agreement	11.25	$633,693	-

The Company’s employment agreement with Mr. Simpson establishes certain defined retirement benefits as described above in “Executive Officer Employment Agreements”. Note 11 to the Company’s consolidated financial statements included in the Company’s 2007 Annual Report to Stockholders accompanying this Proxy Statement includes valuation assumptions and other information relating to the retirement provisions of this agreement.

SEVERANCE AND CHANGE IN CONTROL TABLE

The following table shows the amounts that would have been payable to the executive officers listed in the Summary Compensation Table if their employment had been terminated without cause, following a change in control, as of March 31, 2007:

	Gross Severance Benefit Payable under the Employment Agreement	Estimated value of Continued Participation in Health Insurance	Stock Options (1)	Total (2)
Walter Clark	$500,000	$42,000	$-	$542,000
John J. Gioffre (3)	N/A	N/A	N/A	N/A
John Parry	$125,000	$-	$-	$125,000
William H. Simpson	$200,000	-	-	$200,000
_________________

(1)
Value of unvested stock options that would become vested upon a change of control of the Company, based on the closing market price of the Company’s common stock on March 31, 2007.  Options are given no value at that date based upon the exercise price in excess of the closing market price.

(2)	Amounts set forth in this table would be the same if termination of employment without cause occurred in the absence of a change in control.

(3)	Mr. Gioffre retired on December 31, 2006.

CERTAIN TRANSACTIONS

Contractual death benefits for the Company’s former Chairman and Chief Executive Officer, David Clark, who passed away on April 18, 1997 are payable by the Company to his estate in the amount of $75,000 per year for 10 years.  Walter Clark and Allison Clark are beneficiaries of the estate of David Clark, and Walter Clark is also a co-executor of the estate.

The Company leases its corporate and operating facilities at the Little Mountain, North Carolina airport from Little Mountain Airport Associates, Inc. (“Airport Associates”), a corporation whose stock is owned by William H. Simpson, John J. Gioffre, the estate of David Clark three unaffiliated third parties and a former executive officer.  On May 31, 2001, the Company renewed its lease for this facility, scheduled to expire on that date, for an additional five-year term, and adjusted the rent to account for increases in the Consumer Price Index.  Upon the renewal, the monthly rental payment was increased from $8,073 to $9,155.  The Company paid aggregate rental payments of $149,878 to Airport Associates pursuant to such lease during the fiscal year ended March 31, 2007.  In May 2003 the Company leased additional office space from Airport Associates under terms similar to the above lease at a monthly rental payment of $2,100.  On June 16, 2006, the Company and Airport Associates entered into an agreement to continue the lease of these facilities until May 31, 2008 at a monthly rental payment of $12,737.  The lease agreement includes an option permitting the Company to renew the lease for an additional two-year period, with the monthly rental payment to be adjusted to reflect the Consumer Price Index (CPI) change from June 1, 2006 to April 1, 2008.  The lease agreement provides that the Company shall be responsible for maintenance of the leased facilities and for utilities, ad valorem taxes and insurance.  The Company believes that the terms of such leases are no less favorable to the Company than would be available from an independent third party.

PROPOSAL 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors recommends that the stockholders ratify the appointment of Dixon Hughes PLLC to serve as the independent registered public accountants for the Company and its subsidiary corporations for the fiscal year ending March 31, 2008.  If the stockholders do not ratify this appointment, the Audit Committee will consider other independent registered public accountants.

Dixon Hughes PLLC has served as the independent registered public accountants for the Company since November 17, 2005.  Prior to the engagement of Dixon Hughes PLLC as the Company’s independent registered public accountants, Deloitte & Touche LLP had served in this capacity.

Representatives of Dixon Hughes PLLC are expected to be present at the annual meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Dixon Hughes PLLC as independent auditors for the fiscal year ending March 31, 2008 (Item 2 on the enclosed proxy card).

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process.  The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accountants the audited financial statements as of and for the year ended March 31, 2007.  The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  In addition, the Audit Committee has received from the independent registered public accountants the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.  The Audit Committee also has considered whether the independent registered public accountants provision of non-audit services to the Company is compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007 for filing with the Securities and Exchange Commission.

June 13, 2007

COMPENSATION COMMITTEE

Claude S. Abernethy, Jr., Chair
Sam Chesnutt
George C. Prill

Audit Committee Pre-approval of Auditor Engagements

It is the policy of the Audit Committee that all audit and permitted non-audit services provided to the Company by its independent registered public accountants are approved by the Audit Committee in advance.  In addition, it is the Company’s practice that any invoices not covered by the annual engagement letter that are subsequently submitted by its independent registered public accountants are provided to the Chairman of the Audit Committee for approval prior to payment.  The independent auditor, management and the Audit Committee must meet on at least an annual basis to review the plans and scope of the audit and the proposed fees of the independent auditor.

Audit Fees

Fees billed to the Company by its current independent registered public accountant, Dixon Hughes PLLC, and prior independent registered public accountant, Deloitte & Touche LLP, for each of the past two fiscal years were as follows:

	2007	2006

Audit Fees (1)	$181,150	$171,700
AuditRelatedFees (2)	8,000	4,000
Tax Fees (3)	63,520	50,190
All Other Fees	-	-
_____________________

(1)
Fees for audit service totaled $181,150 in fiscal 2007 for Dixon Hughes PLLC and $171,700 in fiscal 2006 ($154,700 for Dixon Hughes PLLC and $17,000 for Deloitte & Touche LLP).  Audit fees for 2007 and 2006 included fees associated with annual year-end audit and reviews of the Company’s quarterly reports on Form 10-Q.

(2)
Fees for audit-related services totaled $8,000 in 2007 (for Dixon Hughes PLLC) and $4,000 in 2006 (for Dixon Hughes PLLC).  Audit-related fees in 2007 and 2006 included fees associated with the audit of the Company’s employee benefit plan.

(3)
Tax related fees totaled $63,520 in 2007 (for Dixon Hughes PLLC) and $50,190 in 2006 (for Dixon Hughes PLLC), and were primarily related to preparation of year-end tax returns and consulting and advisory matters.  This amount included fees for tax consulting and advisory services totaled $34,320 in 2007 and $4,345 in 2006, and were related to tax consultation services associated with various state and international tax matters.

Of all the fees reported above, none were approved pursuant to the de minimis exception to the audit committee pre-approval requirements specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

ADDITIONAL INFORMATION

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE COMPANY, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, IF SOLICITED BY WRITTEN REQUEST, A COPY OF THE COMPANY’S 2007 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS.  SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO AIR T, INC., 3524 AIRPORT ROAD, MAIDEN, NORTH CAROLINA 28650, ATTENTION: MR. JOHN PARRY, SECRETARY.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has established a process for stockholders and other interested parties to communicate with the Board of Directors or a particular director.  Such individual may send a letter to Air T, Inc., Attention: Corporate Secretary, 3524 Airport Road, Maiden, North Carolina 28650. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.”  All such letters should state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary of the Company will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors.  Communications marked “Confidential” will be forwarded unopened.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2008 MEETING

Proposals by stockholders for nominations for directors or other matters intended to be presented at the 2008 annual meeting of stockholders must be received by the Company’s Corporate Secretary no later than April 16, 2008 in order to be included in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with that meeting.  The inclusion of any proposal will be subject to applicable rules of the SEC.  In addition, the Company’s bylaws establish an advance notice requirement for any proposal of business to be considered at an annual meeting of stockholders, including the nomination of any person for election as director.  In general, written notice must be received by the Company’s Corporate Secretary at the Company’s principal executive office, 3524 Airport Road, Maiden, North Carolina 28650, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the stockholder proposing such a matter.  Accordingly, to be considered at the 2008 annual meeting of stockholders, proposals must be received by the Corporate Secretary no earlier than May 29, 2008 and no later than June 28, 2008.  Any waiver by the Company of these requirements with respect to the submission of a particular stockholder proposal shall not constitute a waiver with respect to the submission of any other stockholder proposal nor shall it obligate the Company to waive these requirements with respect to future submissions of the stockholder proposal or any other stockholder proposal.  Any stockholder desiring a copy of the Company’s bylaws will be furnished one without charge upon written request to the Corporate Secretary at 3524 Airport Road, Maiden, North Carolina 28650.

Individuals appointed as proxies in connection with the annual meeting of stockholders to be held in 2008 will have discretion to vote on any proposal presented at the meeting by a stockholder unless the stockholder gives the Company written notice of the proposal no later than June 28, 2008.

OTHER MATTERS

The Board of Directors knows of no other matters that may be presented at the meeting.

AIR T, INC.

August 14, 2007

Annex A

[Missing Graphic Reference]

AIR T, INC.

AUDIT COMMITTEE CHARTER
(RESTATED)

There shall be a committee of the Board of Directors to be known as the audit committee.

Role and independence

The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of:

(1)	the quality and integrity of the accounting, auditing and reporting practices of the corporation;

(2)	the audits of the corporation’s financial statements and the independent auditor’s qualifications, independence and performance;

(3)	the corporation’s systems of internal control over financial reporting;

(4)	the corporation’s compliance with legal and regulatory requirements;

(5)	the performance of the corporation’s internal audit function;

and such other duties as directed by the board.  The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, and including at least one member who is an “audit committee financial expert” under Securities Exchange Commission regulations if one or more members of the board would qualify as an “audit committee financial expert” and would be eligible to serve on the audit committee.  Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment and shall meet the independence requirements of the NASDAQ Stock Market applicable to membership on the audit committee.

The committee is expected to maintain free and open communication (including regular private executive sessions) with the independent auditor, the internal auditors and the management of the corporation and to provide each group with full access to the committee (and the board) to report on any and all appropriate matters.  In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose and to have the corporation pay all reasonable fees of such advisors.

Responsibilities

The audit committee’s primary responsibilities include:

•
Selecting and retaining the independent accounting firm that audits the financial statements of the corporation and approving the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid therefor.  In so doing, the committee will discuss and consider the auditor’s written affirmation that the auditor is in fact independent and the nature and rigor of the audit process and receive and review all reports from management and the current auditor relevant to these determinations.

•
Reviewing and periodically discussing with the independent auditor all significant relationships the firm and members of the engagement team have with the corporation and others that may affect the auditor’s independence.

•
Preapproving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the corporation by its independent auditor, subject to such exceptions for non-audit services as permitted by applicable laws and regulations.  The committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full committee at its next scheduled meeting.

•	Providing guidance and oversight to the internal audit function of the corporation, including review of the organization, budget, staffing, plans and results of such activity.

•
Reviewing financial statements (including quarterly reports) with management and the independent auditor.  It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments (whether or not recorded) and such other inquiries as may be appropriate.  Annually, after satisfactory review by the committee, the company’s audited financial statements will be approved by the board of directors for inclusion in the annual report of Form 10-K to be filed with the Securities and Exchange Commission.

•
Reviewing with management Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the corporation’s annual report on Form 10-K or quarterly report on Form 10-Q, as applicable.

•	Discussing with management and the auditors the quality and adequacy of the company’s internal controls over financial reporting and reporting processes.

•	Discussing with the independent auditor its judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

•
Reviewing and discussing with management and the independent auditor, as appropriate, earnings press releases, and financial information and earnings guidance provided by the Corporation to analysts and rating agencies.

•
Discussing with management, the internal auditors and the independent auditor policies with respect to risk assessment and risk management, significant risks or exposures of the corporation and the steps that have been taken to minimize such risks.  It is anticipated that such discussions will include the status of pending litigation, taxation matters and other areas of oversight of the legal and compliance area as may be appropriate.

•
Establishing procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal control over financial reporting or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Approving any letter to be included in the Corporation’s annual report or proxy statement that describes the Committee’s composition and responsibilities and how they were discharged.

•	Reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusion) suitable for submission to the shareholders.

•	Reviewing any “related party transactions,” as defined by applicable NASDAQ rules, and determining whether to ratify or approve such transactions.

•	Performing any other activities consistent with this charter, the corporation’s bylaws and governing law that the committee or the board may deem necessary or appropriate.

•	Conducting an annual review of this charter and updating it as appropriate.

Revised and restated as of August 3, 2004.

Annex B

[Missing Graphic Reference]

AIR T, INC.

CHARTER
OF THE
NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

I.	PURPOSE

The primary function of the Nominating Committee (the “Committee”) is to assist the Corporation’s Board of Directors in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, and in monitoring a process to assess Board and Board committee effectiveness.

II.	COMPOSITION

The Committee shall be comprised of three or more directors, appointed by the Board, who meet the independence requirements of applicable regulations, NASDAQ rules and such other criteria as the Board may establish.

Unless the Board appoints a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet as frequently as circumstances dictate.  The Committee may ask members of management or others to attend any meeting and provide information or advice as needed.

IV.	ACTIVITIES

To fulfill its responsibilities, the Committee shall:

(1)  Make recommendations to the Board regarding the size and composition of the Board and the criteria for the selection of candidates for membership on the Board.

(2)  Oversee the search for individuals qualified to become members of the Board, including by evaluating persons suggested by stockholders or others, and supervise appropriate inquiries into the backgrounds and qualifications of possible candidates.

(3)  Recommend to the Board director nominees to be presented for stockholder approval at each annual meeting of stockholders and to fill any vacancies between annual meetings.

(4)  Monitor and make recommendations to the Board with respect to the functions of the various committees of the Board.

B-1

(5)  Recommend to the Board the membership of the various Board committees.

(6)  Develop and recommend to the Board for its approval an annual self-evaluation process for the Board and each of its committees, and oversee the annual self-evaluations.

(7)  Periodically review the frequency, structure and content of Board meetings and recommend changes to the Board as appropriate.

V.           PROCESSES

After each Committee meeting, the Committee shall report its actions and recommendations to the Board.

The Committee shall conduct and present to the Board an annual review of its performance.  In addition, the Committee shall review this Charter periodically and recommend any proposed revisions to the Board for its approval.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees.  The Committee shall also have the authority to engage a search firm to assist in identifying director candidates and to engage outside counsel and other advisors, in each case as it deems appropriate, and to set the terms (including fees) of all such engagements.  The Corporation shall provide for appropriate funding, as determined by the Committee, for paying fees to outside advisors engaged by the Committee.

    B-2

[Intentionally left blank.]

[Missing Graphic Reference]

AIR T, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 26, 2007
AND
PROXY STATEMENT

AUGUST 14, 2007

Front
AIR T, INC.
Revocable Proxy                                ANNUAL MEETING OF STOCKHOLDERS
to be held on September 26, 2007
This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Walter Clark, John Parry and Erlene Geddes as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Air T, Inc. (the “Company”) held on record by the undersigned on August 1, 2007, at the annual meeting of shareholders to be held on September 26, 2007 or any adjournment thereof.

1.      ELECTION OF DIRECTORS for terms expiring in 2008

               FOR all nominees listed below                                                                                    WITHHOLD AUTHORITY
               (except as marked to the contrary below)                                                                   to vote for all nominees listed below
(INSTRUCTION:  To withhold authority to vote for any nominee(s) strike a line through the name(s) in the list below.)

Walter Clark                           John Parry                                   William H. Simpson                                      Claude S. Abernethy, Jr.

Sam Chesnutt	Allison T. Clark	George C. Prill	Dennis A. Wicker	J. Bradley Wilson

2.	PROPOSAL TO RATIFY THE SELECTION OF DIXON HUGHES PLLC as the Company’s independent registered public accountants

                   FOR                   AGAINST                     ABSTAIN

3.      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Please sign and date on the reverse side and return in the enclosed postage-prepaid envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS AND THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO RATIFY THE SELECTION OF DIXON HUGHES PLLC AND FOR THE ELECTION OF EACH OF THE DIRECTORS LISTED ON THE OPPOSITE SIDE OF THIS PROXY UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

The undersigned acknowledges receipt of the Notice of Meeting and Proxy Statement dated August 14, 2007, and revokes all proxies heretofore given by the undersigned.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

DATED:  __________________________, 2007

_________________________________________
Signature

_________________________________________
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE